Exhibit 10.9

GOOSEHEAD INSURANCE, INC.

OMNIBUS INCENTIVE PLAN

STOCK OPTION AWARD AGREEMENT (DIRECTORS)

            , 20

Subject to the terms and conditions set forth in this grant letter (the “Grant Letter”) and Exhibit A (the Grant Letter and Exhibit A constituting this “Agreement”), Goosehead Insurance, Inc., a Delaware corporation (the “Company”), has granted you as of the Grant Date set forth below an option to purchase Shares (the “Award”). The Award is granted under and is subject to the Goosehead Insurance, Inc. Omnibus Incentive Plan (the “Plan”). Unless defined in this Agreement, capitalized terms shall have the meanings assigned to them in the Plan. The provisions of the Plan shall control in the event of a conflict among the provisions of the Plan, this Agreement and any descriptive materials provided to you.

AWARD TERMS

PARTICIPANT:
GRANT DATE:
SHARES SUBJECT TO AWARD:
PER SHARE EXERCISE PRICE:
VESTING TERMS:

Please review this Agreement and let us know if you have any questions about this Agreement, the Award or the Plan. You are advised to consult with your own tax advisors in respect of any tax consequences arising in connection with this Award.

If you have questions please contact the Company’s [•] via email at [•]. If not, please provide your signature, address and the date for this Agreement where indicated below.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

GOOSEHEAD INSURANCE, INC.

By:
Name:

Title:

Name

Address

Date:                         , 20

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EXHIBIT A

GOOSEHEAD INSURANCE, INC. OMNIBUS INCENTIVE PLAN

STOCK OPTION AWARD AGREEMENT

THIS AGREEMENT, made and entered into on the date of the Grant Letter, by and between Goosehead Insurance, Inc. (the “Company”), a Delaware corporation, and the individual listed in the Grant Letter as the Participant.

WHEREAS, the Participant has been granted the Award under the Plan;

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, and for other good and valuable consideration, the parties hereto agree as follows.

1. Grant of Option. The Company hereby grants to the Participant an option to purchase all or any part of the number of Shares set forth in the Grant Letter (“Option Shares”) at the per share exercise price set forth in the Grant Letter, pursuant to the provisions of the Plan, the terms of which are incorporated herein, and further subject to the terms and conditions hereinafter set forth (the “Option”). The Option is not intended to be an incentive stock option under Section 422 of the Internal Revenue Code of 1986 (the “Code”), as amended.

2. Terms and Conditions. It is understood and agreed that the Award evidenced hereby is subject to the following terms and conditions:

(a) Vesting of Award. Subject to the provisions of this Section 2 and Sections 3(d), 9 and 10, the Option shall vest and become exercisable in accordance with the vesting schedule set forth in the Grant Letter. In the event of a Termination of Service of the Participant prior to the date on which the Award otherwise becomes vested, the unvested portion of the Award shall immediately be forfeited by the Participant and become the property of the Company.

(b) Term of Option. The term of the Option shall expire at close of the principal stock market or exchange on which the Shares are quoted or traded on the tenth (10th) anniversary of the Grant Date, unless terminated earlier in accordance herewith. In no event may any portion of the Option be exercised after it has expired.

(c) Manner of Exercise. The Participant may, subject to the limitations in this Agreement and the Plan, exercise all or any portion of the Option that has vested. In order to exercise the Option, the Participant shall deliver to the Company a written notice specifying the number of Option Shares to be purchased, accompanied by (i) payment in full of the entire Option Price with respect to such Option Shares and an amount at least equal to the aggregate minimum taxes which the Company is obligated to withhold and deposit on behalf of the Participant, with respect to such exercise (the “Withholding Obligation”) or (ii) (x) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay in full the Option Price with respect to such Option Shares and the Withholding Obligation or (y)

delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay in the full the Option Price with respect to such Option Shares and the Withholding Obligation. The Committee may, in its discretion, permit the Participant to pay all or part of the Option Price or the Withholding Obligation of the Participant by delivering to the Company for cancellation, Option Shares or an unexercised, but then exercisable, portion of the Option to purchase Option Shares; provided that only whole Option Shares (or a portion of the Option representing only whole Option Shares) may be so used for payment of the Withholding Obligation and any portion of the Withholding Obligation which cannot be satisfied with whole Option Shares (or a portion of the Option representing only whole Option Shares) must be paid in cash. No portion of the Option may be exercised after it has expired pursuant to Section 2(b) above or the termination of the Participant’s rights with respect to the Option pursuant to Section 3 below.

(d) Adjustment in Capitalization. In the event of any dividend or other distribution (other than an ordinary dividend or distribution), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, separation, rights offering, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, issuance of Shares pursuant to the anti-dilution provisions of securities of the Company, or other similar corporate transaction or event affecting the Shares, or of changes in applicable laws, regulations or accounting principles, the Committee shall adjust the terms of this Agreement and the Option, to the extent necessary, in its sole discretion, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or this Agreement. In no event shall the Committee adjust the terms of this Agreement or the Option in a manner which would cause the Option to be subject to the provisions of Section 409A of the Code.

(e) No Right to Continued Service. The grant of an Award shall not be construed as giving the Participant the right to continue to provide services to the Company or any Affiliate. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in the applicable Agreement.

(f) No Right to Future Awards. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.

3. Exercise in Event of Death, Disability or Other Termination of Service.

(a) Death or Disability. If the Participant dies while providing services to the Company or a Subsidiary, all or any part of the Option which was exercisable by the Participant immediately prior to his or her death may be exercised by the Participant’s designated Beneficiary, the Participant’s estate or the person to whom such Option is transferred by will or the applicable law of descent and distribution, at any time before the earlier of (i) the twelve (12) month anniversary of the date of death and (ii) the time such

Option would otherwise expire. If the Participant’s service is terminated by the Company or a Subsidiary as a consequence of his or her Disability, any Option held by the Participant at the time of such termination may be exercised by the Participant at any time before the earlier of (A) the twelve (12) month anniversary of the date of his or her Termination of Service and (B) the time such Option would otherwise expire. To the extent the Option was not exercisable on the date of the Participant’s death or Termination of Service as a consequence of his or her Disability, such portion of the Option shall terminate.

(b) For Cause. If the Participant’s service is terminated by the Company for Cause, any Options held by the Participant shall be immediately cancelled and may not thereafter be exercised, even if exercisable on the date of such Termination of Service.

(c) Exercise Following Termination of Service. If the Participant incurs a Termination of Service for any reason other than death or Disability or for Cause, the Option held by the Participant at the time of such Termination of Service, to the extent vested at such time, may be exercised at any time before the earlier of (i) the three (3) month anniversary of the date of his or her Termination of Service and (ii) the time such Option would otherwise expire. Except as set forth in this Section 3(c), to the extent the Option was not exercisable on the date of the Participant’s Termination of Service, such portion of the Option shall terminate.

(d) Change in Control. Notwithstanding any provision of this Agreement to the contrary, the Award shall become immediately vested in full and fully exercisable upon a Change in Control, subject to the Participant’s continued service through such Change in Control, and may be exercised by the Participant at any time before the time such Option would otherwise expire.

4. Transfer of Options. Except as may be permitted by the Committee, (i) neither this Award nor any right under this Award shall be assignable, alienable, saleable or transferable by the Participant other than by will or the applicable law of descent and distribution or to a designated Beneficiary and (ii) during the Participant’s lifetime, this Award, and each right under this Award, shall be exercisable only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. This provision shall not apply to any portion of this Award that has been fully exercised and shall not preclude forfeiture of any portion of this Award in accordance with the terms herein.

5. Restrictions on Shares Purchased upon Exercise of Option. To the extent that Option Shares are issued to the Participant which are not registered under the Securities Act of 1933, as amended from time to time, and the rules, regulations and guidance thereunder, pursuant to an effective registration statement, the stock certificates evidencing such Option Shares may bear such restrictive legend as the Company deems to be required or advisable under applicable law.

6. Tax Liability. The Participant shall be solely responsible for any applicable taxes (including, without limitation, income and excise taxes) and penalties, and any interest that accrues thereon, that the Participant incurs in connection with the receipt, vesting or exercise of any Option granted hereunder.

7. Not Salary, Pensionable Earnings or Base Pay. The Participant acknowledges that the Award shall not be included in or deemed to be a part of (a) salary, normal salary or other ordinary compensation, (b) any definition of pensionable or other earnings (however defined) for the purpose of calculating any benefits payable to or on behalf of the Participant under any pension, retirement, termination or dismissal indemnity, severance benefit, retirement indemnity or other benefit arrangement of the Company or any Subsidiary or (c) any calculation of base pay or regular pay for any purpose.

8. Whistleblower Protection; Defend Trade Secrets Act.

(a) Nothing in this Agreement or otherwise limits the Participant’s ability to communicate directly with and provide information, including documents, not otherwise protected from disclosure by any applicable law or privilege to the Securities and Exchange Commission (the “SEC”), any other federal, state or local governmental agency or commission (“Government Agency”) or self-regulatory organization regarding possible legal violations, without disclosure to the Company. The Company may not retaliate against the Participant for any of these activities, and nothing in this Agreement requires the Participant to waive any monetary award or other payment that the Participant might become entitled to from the SEC or any other Government Agency or self-regulatory organization.

(b) Further, nothing in this Agreement precludes the Participant from filing a charge of discrimination with the Equal Employment Opportunity Commission or a like charge or complaint with a state or local fair employment practice agency. However, once this Agreement becomes effective, the Participant may not receive a monetary award or any other form of personal relief from the Company in connection with any such charge or complaint that the Participant filed or is filed on the Participant’s behalf.

(c) Pursuant to the Defend Trade Secrets Act of 2016, the parties hereto acknowledge and agree that the Participant shall not have criminal or civil liability under any Federal or State trade secret law for the disclosure of a trade secret that (i) is made (A) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition and without limiting the preceding sentence, if the Participant files a lawsuit for retaliation by the Company for reporting a suspected violation of law as contemplated by the preceding sentence, the Participant may disclose the relevant trade secret to his attorney and may use such trade secret in the ensuing court proceeding, if the Participant (X) files any document containing such trade secret under seal and (Y) does not disclose such trade secret, except pursuant to court order.

9. Forfeiture Upon Breach of Certain Other Agreements. Subject to Section 8, the Participant’s breach of any non-competition, non-solicitation, confidentiality, non-disparagement, assignment of inventions or other intellectual property agreement that the Participant may be a party to with the Company or any Affiliate, including the Intellectual Property and Confidentiality Agreement (the “Restrictive Covenant Agreement”), which has been entered into by and between Goosehead Insurance Holdings, LLC, together with its subsidiaries and affiliates, including, without limitation, Texas Wasatch Insurance Services, L.P., Texas Wasatch Insurance Holdings Group, LLC and Goosehead Insurance Agency, LLC and the Participant and is incorporated herein by reference, in addition to whatever other equitable relief or monetary damages that the Company or any Affiliate may be entitled to, shall result in automatic rescission, forfeiture, cancellation or return of any Shares (whether or not vested) held by the Participant. To the extent that the Participant has not executed the Restrictive Covenant Agreement, this Agreement and the Award thereunder shall not be effective unless and until the Participant executes the Restrictive Covenant Agreement, and this Agreement and the Award thereunder shall be revoked if the Participant does not execute the Restrictive Covenant Agreement within thirty (30) days following the Grant Date.

10. Recoupment/Clawback. This Award (including any amounts or benefits arising from this Award) shall be subject to recoupment or “clawback” as may be required by applicable law, stock exchange rules or by any applicable Company policy or arrangement the Company has in place from time to time.

11. References. References herein to rights and obligations of the Participant shall apply, where appropriate, to the Participant’s legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Agreement.

12. Miscellaneous.

(a) Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:

If to the Company:

Goosehead Insurance, Inc.

1500 Solana Blvd

Building 4, Suite 4500

Westlake, TX 76262

Attention:

Email:

If to the Participant:

At the Participant’s most recent address shown on the signature page of the Grant Letter, or at any other address which the Participant may specify in a notice delivered to the Company in the manner set forth herein.

(b) Entire Agreement. This Agreement, the Plan and any other agreements, schedules, exhibits and other documents referred to herein or therein constitute the entire agreement and understanding between the parties in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, between the parties with respect to the subject matter hereof, provided that the restrictions set forth in this Agreement are in addition to, not in lieu of, any other obligation and/or restriction that the Participant may have with respect to the Company or any of its Affiliates, whether by operation of law, contract, or otherwise, including, without limitation, any non-solicitation obligations contained in an employment agreement, consulting agreement or other similar agreement entered into by and between the Participant and the Company or one of its Affiliates, which shall survive the termination of any such agreements, and be enforceable independently of such other agreements.

(c) Severability. If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or this Agreement under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Board, materially altering the intent of this Agreement, such provision shall be stricken as to such jurisdiction, and the remainder of this Agreement shall remain in full force and effect.

(d) Amendment; Waiver. No amendment or modification of any provision of this Agreement that has a material adverse effect on the Participant shall be effective unless signed in writing by or on behalf of the Company and the Participant; provided that the Company may amend or modify this Agreement without the Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature. Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

(e) Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Participant.

(f) Successors and Assigns; No Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Company and the Participant and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(g) Governing Law; Waiver of Jury Trial. This Agreement shall be governed by the laws of the State of Delaware, without application of the conflicts of law principles thereof. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(h) Participant Undertaking; Acceptance. The Participant agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to carry out or give effect to any of the obligations or restrictions imposed on either the Participant or the Option pursuant to this Agreement. The Participant acknowledges receipt of a copy of the Plan and this Agreement and understands that material definitions and provisions concerning the Option and the Participant’s rights and obligations with respect thereto are set forth in the Plan. The Participant has read carefully, and understands, the provisions of this Agreement and the Plan.

(i) Section 409A. It is the intent of the Company and the Participant that this Agreement shall comply with the requirements of Section 409A of the Code to the extent applicable. Notwithstanding the foregoing, the Participant hereby acknowledges and agrees that the Company shall in no event have any liability to Participant or any obligation to make any payment to Participant with respect to any tax, additional tax, interest or penalty that may be imposed on Participant under Section 409A of the Code.

(j) Counterparts. This Agreement may be executed in two counterparts, each of which shall constitute one and the same instrument.

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